Exhibit 15.2

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

AstraZeneca PLC:

We have audited the accompanying consolidated statements of financial position of AstraZeneca PLC (‘AstraZeneca’ or ‘the Company’) and subsidiaries as of 31 December 2015 and 2014, and the related consolidated statements of comprehensive income, changes in equity and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AstraZeneca and subsidiaries as of 31 December 2015 and 2014, and the results of their operations and their cash flows for each of the years then ended, in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and IFRS as adopted by the European Union.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), AstraZeneca’s internal control over financial reporting as of 31 December 2015, based on criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated 4 February 2016 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

KPMG LLP

/s/ KPMG LLP

London

United Kingdom

4 February 2016